Exhibit 99.1

MP Materials Reports Fourth Quarter and Full Year 2023 Results
Exceeded 40,000 metric tons of REO production for the third consecutive year
Commenced production of separated rare earth products
Produced 200 metric tons of NdPr oxide in 2023
Generated $253.4 million of revenue in 2023
Produced $24.3 million of net income and Adjusted EBITDA of $102.5 million in 2023

LAS VEGAS – February 22, 2024 – MP Materials Corp. (NYSE: MP) (“MP Materials” or the “Company”), today announced its financial results for the fourth quarter and full year ended December 31, 2023.
Full Year 2023 Highlights
•Produced 41,557 metric tons of rare earth oxides (“REO”) in concentrate
•Produced 200 metric tons of NdPr oxide
•Sold 36,837 metric tons of REO, generating revenue of $253.4 million
•Produced net income of $24.3 million and Adjusted EBITDA of $102.5 million
•Ended 2023 with $997.8 million of cash, cash equivalents and short-term investments and $307.8 million of net cash on the balance sheet
•Secured significant NdPr oxide-to-metal tolling capacity to expand midstream sales opportunities
•Began installation of metal and alloy production equipment in Fort Worth, Texas, magnetics facility
•Started trial production of NdPr metal

Fourth Quarter 2023 Highlights
•Production of 9,257 metric tons of REO in concentrate
•Sales volumes of 7,174 metric tons of REO in concentrate
•Production of 150 metric tons of NdPr oxide
•Sales of 10 metric tons of NdPr oxide

“MP executed diligently throughout 2023 despite formidable market headwinds. We exceeded 40,000 tons of REO production for the third consecutive year, achieved first production and sales of NdPr, and added substantial depth to our team and capability set,” said MP Materials Chairman and CEO, James Litinsky. “Our magnetics division completed construction in Fort Worth and began trial production of rare earth metal. Given the challenging pricing environment, MP remains steadfast in our conservative approach to capital deployment while we seek to create significant shareholder value through the cycle.”

Fourth Quarter 2023 Financial and Operational Highlights

	For the three months ended December 31,		2023 vs. 2022
(unaudited)	2023	2022	Amount Change	% Change
Financial Measures:	(in thousands, except per share data)
Revenue(1)	$41,205	$93,245	$(52,040)	(56)%
Net income (loss)	$(16,259)	$67,007	$(83,266)	N/M
Adjusted EBITDA(2)	$1,300	$55,050	$(53,750)	(98)%
Adjusted Net Income (Loss)(2)	$(3,998)	$78,786	$(82,784)	N/M
Diluted EPS	$(0.09)	$0.36	$(0.45)	N/M
Adjusted Diluted EPS(2)	$(0.02)	$0.42	$(0.44)	N/M

Key Performance Indicators (“KPIs”)(3):	(in whole units or dollars)
Rare earth concentrate
REO Production Volume (MTs)	9,257	10,485	(1,228)	(12)%
REO Sales Volume (MTs)	7,174	10,816	(3,642)	(34)%
Realized Price per REO MT	$5,622	$8,515	$(2,893)	(34)%
Production Cost per REO MT(2)	$2,393	$1,928	$465	24%
Separated NdPr products
NdPr Production Volume (MTs)	150	N/A	N/A	N/A
NdPr Sales Volume (MTs)	10	N/A	N/A	N/A
NdPr Realized Price per KG	$70	N/A	N/A	N/A

N/M = Not meaningful.
N/A = Not applicable as there was neither NdPr production nor sales volume in the three months ended December 31, 2022.
(1)The vast majority of the Company’s revenue pertains to sales of its rare earth concentrate product.
(2)See “Use of Non-GAAP Financial Measures” below for the definitions of Adjusted EBITDA, Adjusted Net Income (Loss), Adjusted Diluted EPS and Production Costs, which is used in the calculation of Production Cost per REO MT. Beginning with the first quarter of 2024, the Company will no longer present Production Cost per REO MT, which is a metric focused solely on concentrate production, and accordingly, Production Costs. See tables below for reconciliations of non-GAAP financial measures to their most directly comparable GAAP financial measures.
(3)During 2023, upon production of separated products, management identified three new KPIs of the Company’s business. See “Key Performance Indicators” below for definitions and further information.
Revenue declined 56% year-over-year, due to a 34% decrease in sales volumes as well as a 34% decline in realized sales prices of REO in concentrate. The 34% decrease in metric tons (“MTs”) sold was mainly due to the transition to midstream production of NdPr oxide as well as slightly lower upstream production volumes. The 34% decline in realized prices was mainly due to the significantly softer pricing environment for rare earth products as compared to the prior year period. The softer pricing was mostly driven by lower growth in magnetic products demand. The 12% decrease in production volumes compared to the fourth quarter of 2022 was due to a higher unplanned downtime in the current quarter.
Adjusted EBITDA declined 98% year-over-year, driven by lower per-unit profitability, as well as higher personnel and other general and administrative costs. The per-unit profitability decline was driven primarily by the lower realized prices discussed above, as well as higher production costs per MT. Production cost of $2,393 per MT of REO increased 24% year-over-year mainly due to the descaling impact of lower REO sales, a longer and more detailed plant turnaround and higher payroll costs year-over-year from the implementation of our Stage II strategy. Also impacting the comparison was a write-down of $2.3 million on certain inventories attributable to elevated carrying costs of initial production of separated products. Higher general and administrative costs were driven by higher corporate personnel and infrastructure costs required to further build out our corporate infrastructure in support of our downstream expansion.

In the quarter, the Company recorded an Adjusted Net Loss of $4.0 million compared to Adjusted Net Income of $78.8 million in the prior year period. The change was primarily driven by the lower Adjusted EBITDA as well as higher depreciation expense and a lower income tax benefit in the current quarter. Higher depreciation expense resulted from an increase in capital assets placed into service over the last year, mostly related to Stage II refining upgrades. The change in income tax benefit was primarily due to a tax benefit derived from the timing of capital assets placed into service and the related impact on certain other deductions in the prior year period. Also impacting the comparison was higher interest and investment income earned in the current quarter.
Net loss was $16.3 million compared to net income of $67.0 million in the prior year period. The change was driven by the trends discussed above impacting Adjusted Net Income/(Loss) in addition to higher start-up and transaction costs in the current quarter compared to last year.
Diluted EPS was $(0.09) and Adjusted Diluted EPS was $(0.02) in the current quarter mainly due to the change from net income to a net loss and Adjusted Net Income to Adjusted Net Loss, respectively, as discussed above.
Full Year 2023 Financial and Operational Highlights

	For the year ended December 31,		2023 vs. 2022
(unaudited)	2023	2022	Amount Change	% Change
Financial Measures:	(in thousands, except per share data)
Revenue(1)	$253,445	$527,510	$(274,065)	(52)%
Net income	$24,307	$289,004	$(264,697)	(92)%
Adjusted EBITDA(2)	$102,502	$388,631	$(286,129)	(74)%
Adjusted Net Income(2)	$71,378	$320,557	$(249,179)	(78)%
Diluted EPS	$0.14	$1.52	$(1.38)	(91)%
Adjusted Diluted EPS(2)	$0.39	$1.68	$(1.29)	(77)%

Key Performance Indicators:(3)	(in whole units or dollars)
Rare earth concentrate
REO Production Volume (MTs)	41,557	42,499	(942)	(2)%
REO Sales Volume (MTs)	36,837	43,198	(6,361)	(15)%
Realized Price per REO MT	$6,854	$11,974	$(5,120)	(43)%
Production Cost per REO MT(2)	$2,058	$1,728	$330	19%
Separated NdPr products
NdPr Production Volume (MTs)	200	N/A	N/A	N/A
NdPr Sales Volume (MTs)	10	N/A	N/A	N/A
NdPr Realized Price per KG	$70	N/A	N/A	N/A

N/M = Not meaningful.
N/A = Not applicable as there was neither NdPr production nor sales volume in the year ended December 31, 2022.
(1)The vast majority of the Company’s revenue pertains to sales of its rare earth concentrate product.
(2)See “Use of Non-GAAP Financial Measures” below for the definitions of Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS and Production Costs, which is used in the calculation of Production Cost per REO MT. Beginning with the first quarter of 2024, the Company will no longer present Production Cost per REO MT, which is a metric focused solely on concentrate production, and accordingly, Production Costs. See tables below for reconciliations of non-GAAP financial measures to their most directly comparable GAAP financial measures.
(3)During 2023, upon production of separated products, management identified three new KPIs of the Company’s business. See “Key Performance Indicators” below for definitions and further information.

Revenue declined 52% year-over-year, driven by a decrease in the realized sales prices of REO in concentrate as well as lower volumes sold. The 43% decrease in realized sales price was primarily due to lower growth in magnetic products demand, which negatively impacted the price of REO. The 15% decrease in MTs sold was mainly due to the start-up of Stage II operations as a significant portion of REO produced during the year was used to charge the Stage II circuits, establish separations work-in-process inventory, or produce packaged and finished separated rare earth products, instead of being sold as REO in concentrate. Production volumes were down slightly in 2023 mainly due to higher unplanned downtime in the fourth quarter.
Adjusted EBITDA decreased 74% year-over-year, driven by lower per-unit profitability, decreased sales volumes, as well as higher personnel and other general and administrative costs. Per-unit profitability was impacted by the lower realized prices discussed above, as well as higher production costs per MT of REO. Production cost of $2,058 per MT of REO increased 19% year-over-year, mainly driven by higher payroll costs, including the increase in employee headcount to support the expansion of operations, and to a lesser extent, higher materials and supplies costs as well as higher property and other taxes. Also impacting the comparison was a write-down of $2.3 million on certain inventories attributable to elevated carrying costs of initial production of separated products. Higher general and administrative costs were driven by higher corporate personnel and infrastructure costs required to further build out corporate infrastructure in support of our downstream expansion.
Adjusted Net Income was $71.4 million compared to $320.6 million in the prior year. The change was mainly due to the lower Adjusted EBITDA discussed above, as well as higher depreciation expense resulting from an increase in capital assets placed into service over the last year, mostly related to Stage II refining upgrades. Also impacting the comparison was higher interest and investment income earned, and lower income tax expense mostly related to the lower pre-tax income.
Net income was $24.3 million compared to $289.0 million in the prior year, driven primarily by the change in Adjusted Net Income discussed above, as well as higher start-up, transaction and demolition costs in 2023. Net income in 2023 was also impacted by lower stock-based compensation expense. Diluted EPS declined 91% year-over-year to $0.14 and Adjusted Diluted EPS decreased 77% to $0.39, both mainly due to the decrease in net income and Adjusted Net Income discussed above.

MP MATERIALS CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,
(in thousands, except share and per share data, unaudited)	2023	2022
Assets
Current assets
Cash and cash equivalents	$263,351	$136,627
Short-term investments	734,493	1,045,718
Total cash, cash equivalents and short-term investments	997,844	1,182,345
Accounts receivable	10,029	32,856
Inventories	95,182	57,554
Government grant receivable	19,302	—
Prepaid expenses and other current assets	8,820	21,073
Total current assets	1,131,177	1,293,828
Non-current assets
Property, plant and equipment, net	1,158,054	935,743
Operating lease right-of-use assets	10,065	99
Inventories	13,350	5,744
Equity method investment	9,673	—
Intangible assets, net	8,881	89
Other non-current assets	5,252	2,284
Total non-current assets	1,205,275	943,959
Total assets	$2,336,452	$2,237,787
Liabilities and stockholders’ equity
Current liabilities
Accounts and construction payable	$27,995	$15,326
Accrued liabilities	73,939	56,939
Income taxes payable	—	21,163
Other current liabilities	6,616	4,053
Total current liabilities	108,550	97,481
Non-current liabilities
Asset retirement obligations	5,518	5,295
Environmental obligations	16,545	16,580
Long-term debt, net	681,980	678,444
Operating lease liabilities	6,829	15
Deferred government grant	17,433	—
Deferred income taxes	130,793	122,353
Other non-current liabilities	3,025	4,985
Total non-current liabilities	862,123	827,672
Total liabilities	970,673	925,153
Commitments and contingencies
Stockholders’ equity:
Preferred stock ($0.0001 par value, 50,000,000 shares authorized, none issued and outstanding in either year)	—	—
Common stock ($0.0001 par value, 450,000,000 shares authorized, 178,082,383 and 177,706,608 shares issued and outstanding, as of December 31, 2023 and December 31, 2022, respectively)	17	18
Additional paid-in capital	979,891	951,008
Retained earnings	385,726	361,419
Accumulated other comprehensive income	145	189
Total stockholders’ equity	1,365,779	1,312,634
Total liabilities and stockholders’ equity	$2,336,452	$2,237,787

MP MATERIALS CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	For the three months ended December 31,		For the year ended December 31,
(in thousands, except share and per share data, unaudited)	2023	2022	2023	2022
Revenue:
Rare earth concentrate	$40,329	$92,098	$252,468	$517,267
NdPr oxide and metal	695	—	695	—
Other rare earth products	181	1,147	282	10,243
Total revenue	41,205	93,245	253,445	527,510

Operating costs and expenses:
Cost of sales (excluding depreciation, depletion and amortization)	23,577	24,536	92,714	92,218
Selling, general and administrative	21,416	19,707	79,245	75,857
Depreciation, depletion and amortization	18,633	5,593	55,709	18,356
Start-up costs	5,205	3,782	21,330	7,551
Advanced projects and development	5,346	1,806	14,932	4,249
Other operating costs and expenses	656	355	7,234	1,868
Total operating costs and expenses	74,833	55,779	271,164	200,099
Operating income (loss)	(33,628)	37,466	(17,719)	327,411
Interest expense, net	(1,107)	(1,331)	(5,254)	(5,786)
Other income, net	14,078	10,953	56,048	19,527
Income (loss) before income taxes	(20,657)	47,088	33,075	341,152
Income tax benefit (expense)	4,398	19,919	(8,768)	(52,148)
Net income (loss)	$(16,259)	$67,007	$24,307	$289,004

Earnings (loss) per share:
Basic	$(0.09)	$0.38	$0.14	$1.64
Diluted	$(0.09)	$0.36	$0.14	$1.52

Weighted-average shares outstanding:
Basic	177,619,628	176,646,587	177,181,661	176,519,203
Diluted	177,619,628	193,494,131	178,152,212	193,453,087

MP MATERIALS CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the year ended December 31,
(in thousands, unaudited)	2023	2022
Operating activities:
Net income	$24,307	$289,004
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	55,709	18,356
Accretion of asset retirement and environmental obligations	908	1,477
Accretion of discount on short-term investments	(26,316)	(9,958)
Loss on disposals of long-lived assets, net	808	391
Stock-based compensation expense	25,236	31,780
Accretion of debt discount and amortization of debt issuance costs	3,536	4,034
Write-down of inventories	2,285	—
Revenue recognized in exchange for debt principal reduction	—	(13,566)
Deferred income taxes	8,455	17,789
Decrease (increase) in operating assets:
Accounts receivable	22,827	18,153
Inventories	(47,099)	(24,314)
Government grant receivable	(19,302)	—
Prepaid expenses, other current and non-current assets	2,377	(8,223)
Increase (decrease) in operating liabilities:
Accounts payable and accrued liabilities	11,305	1,962
Income taxes payable	(21,163)	17,700
Deferred government grant	19,120	—
Other current and non-current liabilities	(294)	(1,071)
Net cash provided by operating activities	62,699	343,514
Investing activities:
Additions to property, plant and equipment	(261,897)	(326,595)
Purchases of short-term investments	(1,185,477)	(2,779,666)
Proceeds from sales of short-term investments	507,736	1,463,160
Proceeds from maturities of short-term investments	1,015,190	281,000
Investment in equity method investee	(9,673)	—
Proceeds from sale of property, plant and equipment	18	—
Proceeds from government awards used for construction	2,800	5,130
Net cash provided by (used in) investing activities	68,697	(1,356,971)
Financing activities:
Principal payments on debt obligations and finance leases	(2,732)	(5,834)
Tax withholding on stock-based awards	(7,185)	(18,357)
Net cash used in financing activities	(9,917)	(24,191)
Net change in cash, cash equivalents and restricted cash	121,479	(1,037,648)
Cash, cash equivalents and restricted cash beginning balance	143,509	1,181,157
Cash, cash equivalents and restricted cash ending balance	$264,988	$143,509

Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents	$263,351	$136,627
Restricted cash, current	1,290	6,287
Restricted cash, non-current	347	595
Total cash, cash equivalents and restricted cash	$264,988	$143,509

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Adjusted EBITDA

	For the three months ended December 31,		For the year ended December 31,
(in thousands, unaudited)	2023	2022	2023	2022
Net income (loss)	$(16,259)	$67,007	$24,307	$289,004
Adjusted for:
Depreciation, depletion and amortization	18,633	5,593	55,709	18,356
Interest expense, net	1,107	1,331	5,254	5,786
Income tax expense (benefit)	(4,398)	(19,919)	8,768	52,148
Stock-based compensation expense(1)	6,195	6,761	25,236	31,780
Initial start-up costs(2)	5,133	3,729	20,607	7,432
Transaction-related and other costs(3)	4,311	1,146	11,435	1,784
Accretion of asset retirement and environmental obligations(4)	227	222	908	1,477
Loss on disposals of long-lived assets, net(4)(5)	429	133	6,326	391
Other income, net(6)	(14,078)	(10,953)	(56,048)	(19,527)
Adjusted EBITDA	$1,300	$55,050	$102,502	$388,631
(1)Principally included in “Selling, general and administrative” within our unaudited Condensed Consolidated Statements of Operations.
(2)Included in “Start-up costs” within our unaudited Condensed Consolidated Statements of Operations and excludes any applicable stock-based compensation, which is included in the “Stock-based compensation expense” line above. Relates to certain costs incurred in connection with the commissioning and starting up of our initial separations capability at Mountain Pass and our initial magnet-making capabilities at Fort Worth prior to the achievement of commercial production. These costs include labor of incremental employees hired in advance to work directly on such commissioning activities, training costs, costs of testing and commissioning the new circuits and processes, and other related costs. Given the nature and scale of the related costs and activities, management does not view these as normal, recurring operating expenses, but rather as non-recurring investments to initially develop our separations and magnet-making capabilities. Therefore, we believe it is useful and necessary for investors to understand our core operating performance in current and future periods by excluding the impact of these start-up costs. To the extent additional start-up costs are incurred in the future to expand our separations and magnet-making capabilities after initial achievement of commercial production (e.g., significantly expanding production capacity at an existing facility or building a new separations or magnet manufacturing facility), such costs would not be considered an adjustment for this non-GAAP financial measure.
(3)Principally included in “Advanced projects and development” within our unaudited Condensed Consolidated Statements of Operations, and pertains to legal, consulting, and advisory services, and other costs associated with specific transactions, including potential acquisitions, mergers, or other investments.
(4)Included in “Other operating costs and expenses” within our unaudited Condensed Consolidated Statements of Operations.
(5)The year ended December 31, 2023, includes $5.5 million in demolition costs associated with demolishing and removing certain out-of-use older facilities and infrastructure from the Mountain Pass site to accommodate future expansion in rare earth processing.
(6)Principally comprised of interest and investment income.

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Adjusted Net Income (Loss)

	For the three months ended December 31,		For the year ended December 31,
(in thousands, unaudited)	2023	2022	2023	2022
Net income (loss)	$(16,259)	$67,007	$24,307	$289,004
Adjusted for:
Stock-based compensation expense(1)	6,195	6,761	25,236	31,780
Initial start-up costs(2)	5,133	3,729	20,607	7,432
Transaction-related and other costs(3)	4,311	1,146	11,435	1,784
Loss on disposals of long-lived assets, net(4)(5)	429	133	6,326	391
Other	(9)	(26)	(51)	(273)
Tax impact of adjustments above(6)	(3,798)	454	(16,482)	(6,716)
Release of valuation allowance	—	(418)	—	(2,845)
Adjusted Net Income (Loss)	$(3,998)	$78,786	$71,378	$320,557
(1)Principally included in “Selling, general and administrative” within our unaudited Condensed Consolidated Statements of Operations.
(2)Included in “Start-up costs” within our unaudited Condensed Consolidated Statements of Operations and excludes any applicable stock-based compensation, which is included in the “Stock-based compensation expense” line above. Relates to certain costs incurred in connection with the commissioning and starting up of our initial separations capability at Mountain Pass and our initial magnet-making capabilities at Fort Worth prior to the achievement of commercial production. These costs include labor of incremental employees hired in advance to work directly on such commissioning activities, training costs, costs of testing and commissioning the new circuits and processes, and other related costs. Given the nature and scale of the related costs and activities, management does not view these as normal, recurring operating expenses, but rather as non-recurring investments to initially develop our separations and magnet-making capabilities. Therefore, we believe it is useful and necessary for investors to understand our core operating performance in current and future periods by excluding the impact of these start-up costs. To the extent additional start-up costs are incurred in the future to expand our separations and magnet-making capabilities after initial achievement of commercial production (e.g., significantly expanding production capacity at an existing facility or building a new separations or magnet manufacturing facility), such costs would not be considered an adjustment for this non-GAAP financial measure.
(3)Principally included in “Advanced projects and development” within our unaudited Condensed Consolidated Statements of Operations, and pertains to legal, consulting, and advisory services, and other costs associated with specific transactions, including potential acquisitions, mergers, or other investments.
(4)Included in “Other operating costs and expenses” within our unaudited Condensed Consolidated Statements of Operations.
(5)The year ended December 31, 2023, includes $5.5 million in demolition costs associated with demolishing and removing certain out-of-use older facilities and infrastructure from the Mountain Pass site to accommodate future expansion in rare earth processing.
(6)Tax impact of adjustments is calculated using an adjusted effective tax rate, which excludes the impact of discrete tax costs and benefits, to each adjustment. The adjusted effective tax rates were 23.7%, 25.9%, (3.9)% and 16.3%, for the three months and years ended December 31, 2023 and 2022, respectively.

Reconciliation of GAAP Diluted Earnings (Loss) per Share to Non-GAAP Adjusted Diluted EPS

	For the three months ended December 31,		For the year ended December 31,
(unaudited)	2023	2022	2023	2022
Diluted earnings (loss) per share	$(0.09)	$0.36	$0.14	$1.52
Adjusted for:
Stock-based compensation expense	0.03	0.03	0.13	0.16
Initial start-up costs	0.03	0.02	0.11	0.04
Transaction-related and other costs	0.02	0.01	0.06	0.01
Loss on disposals of long-lived assets, net	—	—	0.03	—
Tax impact of adjustments above(1)	(0.01)	—	(0.08)	(0.04)
Release of valuation allowance	—	—	—	(0.01)
Adjusted Diluted EPS	$(0.02)	$0.42	$0.39	$1.68

Diluted weighted-average shares outstanding	177,619,628	193,494,131	178,152,212	193,453,087
Assumed conversion of Convertible Notes(2)	—	—	15,584,409	—
Adjusted diluted weighted-average shares outstanding(2)	177,619,628	193,494,131	193,736,621	193,453,087
(1)Tax impact of adjustments is calculated using an adjusted effective tax rate, which excludes the impact of discrete tax costs and benefits, to each adjustment. The adjusted effective tax rates were 23.7%, 25.9%, (3.9)% and 16.3%, for the three months and years ended December 31, 2023 and 2022, respectively.
(2)The Convertible Notes were antidilutive for GAAP purposes for the year ended December 31, 2023; however, for purposes of calculating Adjusted Diluted EPS, we have added back the assumed conversion of the Convertible Notes since they would not be antidilutive when using Adjusted Net Income as the numerator in the calculation of Adjusted Diluted EPS.

Reconciliation of GAAP Cost of Sales to Non-GAAP Production Costs

	For the three months ended December 31,		For the year ended December 31,
(in thousands, unless otherwise stated, unaudited)	2023	2022	2023	2022
Cost of sales (excluding depreciation, depletion and amortization)	$23,577	$24,536	$92,714	$92,218
Adjusted for:
Stock-based compensation expense(1)	(1,173)	(743)	(3,932)	(2,853)
Shipping and freight(2)	(1,335)	(2,454)	(7,485)	(13,002)
Write-down of inventories(3)	(2,285)	—	(2,285)	—
Other(4)	(1,616)	(490)	(3,198)	(1,715)
Production Costs(5)	17,168	20,849	75,814	74,648
Divided by:
REO Sales Volume (in MTs)	7,174	10,816	36,837	43,198
Production Cost per REO MT (in dollars)(5)	$2,393	$1,928	$2,058	$1,728
(1)Pertains only to the amount of stock-based compensation expense included in “Cost of sales (excluding depreciation, depletion and amortization)” within our unaudited Condensed Consolidated Statements of Operations.
(2)Includes $1.3 million for the year ended December 31, 2022, of shipping and freight costs associated with sales of rare earth fluoride (“REF”) stockpiles.
(3)Amount pertains to a write-down of non-concentrate inventories, which is included in “Cost of sales (excluding depreciation, depletion and amortization)” within our unaudited Condensed Consolidated Statements of Operations.
(4)Amounts for the three months and year ended December 31, 2023, pertain to costs (excluding shipping and freight) associated with non-concentrate products. Amount for the year ended December 31, 2022, pertains primarily to costs (excluding shipping and freight) attributable to sales of REF stockpiles.
(5)See “Use of Non-GAAP Financial Measures” below for definition and further information.

Conference Call Details
MP Materials will host a conference call to discuss these results at 2:00 p.m. Pacific Time, Thursday, February 22, 2024. To access the conference call, participants should dial 1 833 470 1428 and international participants should dial 1-404-975-4839 and enter the conference ID number 762562. The live audio webcast along with the press release and accompanying slide presentation, will be accessible at investors.mpmaterials.com. A recording of the webcast will also be available following the conference call.
About MP Materials
MP Materials (NYSE: MP) produces specialty materials that are vital inputs for electrification and other advanced technologies. MP’s Mountain Pass facility is America’s only scaled rare earth production source. The Company is currently expanding its manufacturing operations downstream to provide a full supply chain solution from materials to magnetics. More information is available at https://mpmaterials.com/.
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We routinely post important information on our website, including corporate and investor presentations and financial information. We intend to use our website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Such disclosures will be included in the Investors section of our website. Accordingly, investors should monitor such portion of our website, in addition to following our press releases, Securities and Exchange Commission filings and public conference calls and webcasts.
Forward-Looking Statements
This press release contains certain statements that are not historical facts and are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of the words such as “estimate,” “plan,” “shall,” “may,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “will,” “target,” or similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding the price and market for rare earth materials, the continued demand for rare earth materials and the market for rare earth materials generally, future demand for electric vehicles and magnets, estimates and forecasts of the Company’s results of operations and other financial and performance metrics, including NdPr oxide production and shipments, expected sales of separated NdPr oxide in the first quarter of 2024 and throughout all of 2024, the expected cash flows of the early production of magnetic precursor products in Stage III and associated expected magnetic precursor products prepayments, expected capital expenditures in Stage II and Stage III, expected net cash on the balance sheet at the end of 2024, the Company’s ability to control costs and expenses, the Company’s Upstream 60K strategy, including statements regarding the timing, costs and ability to increase REO production, and the Company’s Stage II and Stage III projects, including the Company’s ability to achieve run rate production of separated rare earth materials and production of magnetic alloy and magnets. Such statements are all subject to risks, uncertainties and changes in circumstances that could significantly affect the Company’s future financial results and business.

Accordingly, the Company cautions that the forward-looking statements contained herein are qualified by important factors that could cause actual results to differ materially from those reflected by such statements. These forward-looking statements are subject to a number of risks and uncertainties, including fluctuations and uncertainties related to demand for and pricing of rare earth products; changes in domestic and foreign business, market, financial, political and legal conditions; changes in demand for NdFeB magnets; the effects of competition on the Company’s future business; risks related to the Company’s Upstream 60K strategy, including delays in completion, unexpected costs and expenses and timing for obtaining regulatory approvals; risks related to the rollout of the Company’s business strategy, including Stage II and Stage III, and the timing of achieving expected business milestones in Stage II and Stage III; risks related to the Company’s Stage II operations and the Company’s ability to achieve run rate production of separated rare earth materials; risks related to the Company’s long-term agreement with General Motors, including the Company’s ability to produce and supply NdFeB magnets; risks related to expected sales of separated NdPr oxide due to various risks, including demand and pricing for separated NdPr oxide; risks related to the Company’s ability to develop magnetic precursor products in Section III, including production delays; risks related to the Company entering into agreements with customers for prepayment of magnetic precursor products, including NdPr metal; the impact of the global COVID-19 pandemic, on any of the foregoing risks; risks related to current and future governmental and environmental laws, regulations, licenses or legal requirements; and those risk factors discussed in the Company’s filings with the Securities and Exchange Commission, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed by the Company with the Securities and Exchange Commission.

If any of these risks materialize or the assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. The Company does not intend to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this earnings release may not occur.
Use of Non-GAAP Financial Measures
This press release references certain non-GAAP financial measures, including Adjusted EBITDA, Adjusted Net Income (Loss), Adjusted Diluted EPS, and Production Costs, which have not been prepared in accordance with GAAP. MP Materials defines Adjusted EBITDA as GAAP net income or loss before interest expense, net; income tax expense or benefit; and depreciation, depletion and amortization; further adjusted to eliminate the impact of stock-based compensation expense; initial start-up costs; transaction-related and other costs; accretion of asset retirement and environmental obligations; gain or loss on disposals of long-lived assets; and other income or loss. MP Materials defines Adjusted Net Income (Loss) as GAAP net income or loss excluding the impact of stock-based compensation expense; initial start-up costs; transaction-related and other costs; gain or loss on disposals of long-lived assets; and other items that management does not consider representative of our underlying operations; adjusted to give effect to the income tax impact of such adjustments; and the release of valuation allowance. MP Materials defines Adjusted Diluted EPS as GAAP diluted earnings or loss per share excluding the per share impact, using adjusted diluted weighted-average shares outstanding, of stock-based compensation expense; initial start-up costs; transaction-related and other costs; gain or loss on disposals of long-lived assets; and other items that management does not consider representative of our underlying operations; adjusted to give effect to the income tax impact of such adjustments; and the release of valuation allowance. Production Costs, which we use to calculate our KPI, Production Cost per REO MT (see “Key Performance Indicators” below), is defined as GAAP cost of sales (excluding depreciation, depletion and amortization), less stock-based compensation expense included in cost of sales, shipping and freight costs, and costs not attributable to concentrate sales, for a given period.
MP Materials’ management uses Adjusted EBITDA, Adjusted Net Income (Loss), and Adjusted Diluted EPS to compare MP Materials’ performance to that of prior periods for trend analyses and for budgeting and planning purposes. MP Materials believes Adjusted EBITDA, Adjusted Net Income (Loss), and Adjusted Diluted EPS provide useful information to management and investors regarding certain financial and business trends relating to MP Materials’ financial condition and results of operations. MP Materials’ management believes that the use of Adjusted EBITDA, Adjusted Net Income (Loss), and Adjusted Diluted EPS provides an additional tool for investors to use in evaluating projected operating results and trends. Furthermore, MP Materials believes Production Cost per REO MT, which utilizes the non-GAAP financial measure, Production Costs, is a key indicator of the Company’s concentrate production efficiency. MP Materials’ method of determining these non-GAAP measures may be different from other companies’ methods and, therefore, may not be comparable to those used by other companies and MP Materials does not recommend the sole use of these non-GAAP measures to assess its financial performance. Management does not consider non-GAAP measures in isolation or as an alternative or to be superior to financial measures determined in accordance with GAAP. The principal limitation of non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in MP Materials’ financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents reconciliations of such non-GAAP financial measures to the most directly comparable GAAP financial measures.
Key Performance Indicators
REO Production Volume is measured in MTs, the Company’s principal unit of sale for its concentrate product. This measure refers to the REO content contained in the rare earth concentrate we produce and, beginning in the second quarter of 2023, includes volumes fed into downstream circuits for commissioning and starting up our separations facilities and for producing separated NdPr product, the latter of which is also included in our KPI, NdPr Production Volume. REO Production Volume is a key indicator of the Company’s mining and concentrate processing capacity and efficiency.
REO Sales Volume for a given period is calculated in MTs. A unit, or MT, is considered sold for once we recognize revenue on its sale as determined in accordance with GAAP. REO Sales Volume is a key measure of the Company’s ability to convert its concentrate production into revenue.
Realized Price per REO MT for a given period is calculated as the quotient of: (i) the Company’s rare earth concentrate sales, which is determined in accordance with GAAP, for a given period and (ii) the Company’s REO Sales Volume for the same period. Realized Price per REO MT is an important measure of the market price of the Company’s concentrate product.
Production Cost per REO MT is calculated as the quotient of: (i) the Company’s Production Costs (see “Use of Non-GAAP Financial Measures” above) for a given period and (ii) the Company’s REO Sales Volume for the same period. Production Cost per REO MT is a key indicator of the Company’s concentrate production efficiency.
As our business continues to evolve and transitions from production of rare earth concentrate to production of separated rare earth products, the metrics that management uses to evaluate the business may continue to change or be revised. For example, beginning with the first quarter of 2024, we will no longer present Production Cost per REO MT, which is a metric focused solely on Stage I concentrate operations, as it will no longer be meaningful in evaluating and understanding our business or operating results. Accordingly, we will also no longer present Production Costs.
NdPr Production Volume is measured in MTs, the Company’s principal unit of sale for its NdPr separated products. NdPr Production Volume refers to the volume of finished and packaged NdPr oxide produced at Mountain Pass for a given period. NdPr Production Volume is a key indicator of the Company’s separating and finishing capacity and efficiency.
NdPr Sales Volume for a given period is calculated in MTs and on an NdPr oxide-equivalent basis (see example below). A unit, or MT, is considered sold once we recognize revenue on its sale, whether sold as NdPr oxide or NdPr metal, as determined in accordance with GAAP. For NdPr metal sales, the MTs sold and included in NdPr Sales Volume are calculated on the basis of the volume of NdPr oxide used to produce such NdPr metal. For example, assuming a material conversion ratio of 1.25, a sale of 100 MTs of NdPr metal would be included in this KPI as 125 MTs of NdPr oxide-equivalent. NdPr Sales Volume is a key measure of our ability to convert our production of separated NdPr products into revenue. We expect to have a mix of contracts with customers where we will sell NdPr as (i) oxide, (ii) metal, where the amount of oxide required to produce such metal is variable, and (iii) metal, where we have a guarantee of the amount produced and sold based on the amount of oxide consumed. Among other factors, differences between quarterly NdPr Production Volume and NdPr Sales Volume may be caused by the time required for the conversion of NdPr oxide to NdPr metal, including time in-transit.
NdPr Realized Price per kilogram (“KG”) for a given period is calculated as the quotient of: (i) our NdPr oxide and metal sales, which is determined in accordance with GAAP, for a given period and (ii) our NdPr Sales Volume for the same period. NdPr Realized Price per KG is an important measure of the market price of our NdPr products.

Contacts
Investors:
IR@mpmaterials.com
Media:
Matt Sloustcher
media@mpmaterials.com